                                                                               .
                                                                               .
                                                                               .

                                                                                       NINE MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                               ----------------------------------------------------   -------------------
                                 1999       2000       2001       2002       2003       2003       2004
                               --------   --------   --------   --------   --------   --------   --------
                                                                                          (UNAUDITED)
                                                     (IN THOUSANDS, EXCEPT RATIOS)
EARNINGS:
Income (loss) from continuing
  operations.................  $(39,924)  $(73,598)  $(70,224)  $(48,476)  $(62,058)  $  4,245   $(67,717)
Income tax expense
  (benefit)..................    10,753       (606)    (5,607)   (21,899)   (28,564)     8,899     28,898
Interest expense.............   195,569    234,433    230,472    231,337    215,239    160,619    148,453
Early repurchase of debt.....    18,826         --     13,756     29,895     27,592     27,592     31,862
Minority interest............    35,223     34,998     39,056     36,760     35,997     39,927     41,696
1/3 of rental expense........     2,451      3,091      3,869      4,213      4,371      3,005      3,135
                               --------   --------   --------   --------   --------   --------   --------
Adjusted earnings (loss).....  $222,898   $198,318   $211,322   $231,920   $192,577   $244,287   $186,327
                               ========   ========   ========   ========   ========   ========   ========
FIXED CHARGES:
Interest expense.............  $195,569   $234,433   $230,472   $231,337   $215,239   $160,619   $148,453
1/3 of rental expense........     2,451      3,091      3,869      4,213      4,371      3,005      3,135
                               --------   --------   --------   --------   --------   --------   --------
Total fixed charges..........  $198,020   $237,524   $234,341   $235,550   $219,610   $163,624   $151,588
                               ========   ========   ========   ========   ========   ========   ========
Ratio of earnings to fixed
  charges....................      1.1x       0.8x       0.9x       1.0x       0.9x       1.5x       1.2x
Deficiency...................  $     --   $ 39,206   $ 23,019   $  3,630   $ 27,033   $     --   $     --